Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 15, 2022, with respect to the consolidated carve-out financial statements of Elkay Manufacturing Water Solutions Business Unit, included in this Amendment No. 1 to the Registration Statement. We consent to the use of the aforementioned report in this Amendment No. 1 to the Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton, LLP

Chicago, Illinois

April 22, 2022